As filed with the Securities and Exchange Commission on March 15, 2019
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ENPHASE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	47281 Bayside Pkwy Fremont, CA 94538 (707) 774-7000	20-4645388
(State or other jurisdiction of incorporation or organization)	(Address of principal executive offices, including zip code)	(I.R.S. Employer Identification No.)
2011 Equity Incentive Plan
2011 Employee Stock Purchase Plan
(Full titles of the plans)

Badrinarayanan Kothandaraman
Chief Executive Officer
c/o Enphase Energy, Inc.
47281 Bayside Pkwy
Fremont, CA 94538
(707) 774-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
John H. Sellers
Cooley LLP
3175 Hanover Street
Palo Alto, California 94304
(650) 843-5000
Facsimile: (650) 849-7400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.0001 per share	5,516,556 shares	$9.22	$50,862,646	$6,165.00

(1)
Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s Common Stock.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Market on March 13, 2019.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional (i) 4,816,556 shares of the common stock of Enphase Energy, Inc. (the “Registrant”) to be issued pursuant to the Registrant’s 2011 Equity Incentive Plan and (ii) 700,000 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s 2011 Employee Stock Purchase Plan.

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by Enphase Energy, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “SEC”) are incorporated by reference into this Registration Statement:

(a) The Registrant’s Current Report on Form 8-K (the “Form 8-K”), filed with the SEC on February 6, 2019.

(b) The Registrant’s Annual Report on Form 10-K (the “Form 10-K”) for the year ended December 31, 2018, which includes audited financial statements for the Registrant’s latest fiscal year, filed with the SEC on March 15, 2019.

(c) The description of the Registrant’s common stock which is contained in the registration statement on Form 8-A filed on March 28, 2012, (File No. 001-35480) under the Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

(d) All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

EXHIBITS

Exhibit Number	Exhibit Title
3.1	Amended and Restated Certificate of Incorporation of Enphase Energy, Inc., as amended.(1)
3.2	Amended and Restated Bylaws of Enphase Energy, Inc.(2)
3.3	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Enphase Energy, Inc.(3)
3.4	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Enphase Energy, Inc.(4)
4.1	Specimen Common Stock Certificate of Enphase Energy, Inc.(5)
4.2	Indenture, dated August 17, 2018, between Enphase Energy, Inc. and U.S. Bank National Association.(6)
4.3	Form of 4.00% Convertible Senior Note due 2023.(7)
5.1	Opinion of Cooley LLP.
23.1	Consent of Cooley LLP (included in Exhibit 5.1).
23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm.
24.1	Power of Attorney (reference is made to the signature page of this Form S-8).
99.1	2011 Equity Incentive Plan and forms of agreement thereunder, as amended.(8)
99.2	2011 Employee Stock Purchase Plan, as amended.(9)

(1)	Previously filed as Exhibit 3.1 to the Current Report on Form 8-K (001-35480), filed with the Securities and Exchange Commission on April 6, 2012, and incorporated by reference herein.

(2)
Previously filed as Exhibit 3.5 to Amendment No. 7 to the Company’s Registration Statement on Form S-1, as amended (333-174925), filed with the Commission on March 12, 2012, and incorporated by reference herein.

(3)	Previously filed as Exhibit 3.1 to the Quarterly Report on Form 10-Q (001-35480), filed with the Securities and Exchange Commission on August 9, 2017, and incorporated by reference herein.

(4)	Previously filed as Exhibit 2.1 to the Quarterly Report on Form 10-Q (001-35480), filed with the Securities and Exchange Commission on August 6, 2018, and incorporated by reference herein.

(5)
Previously filed as Exhibit 4.1 to Amendment No. 7 to the Company’s Registration Statement on Form S-1, as amended (333-174925), filed with the Commission on March 12, 2012, and incorporated by reference herein.

(6)	Previously filed as Exhibit 4.1 to the Current Report on Form 8-K (001-35480), filed with the Securities and Exchange Commission on August 17, 2018, and incorporated by reference herein.

(7)	Previously filed as Exhibit 4.2 to the Current Report on Form 8-K (001-35480), filed with the Securities and Exchange Commission on August 17, 2018, and incorporated by reference herein.

(8)	Previously filed as Appendix A to the Definitive Proxy Statement on Schedule 14A (001-35480), filed with the Securities and Exchange Commission on March 18, 2016, and incorporated by reference herein.

(9)	Previously filed as Appendix A to the Definitive Proxy Statement on Schedule 14A (001-35480), filed with the Securities and Exchange Commission on March 31, 2017, and incorporated by reference herein.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on this 15th day of March, 2019.

ENPHASE ENERGY, INC.

By:	/s/ BADRINARAYANAN KOTHANDARAMAN
Badrinarayanan Kothandaraman
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Badrinarayanan Kothandaraman and Eric Branderiz, jointly and severally, as his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ BADRINARAYANAN KOTHANDARAMAN	President and Chief Executive Officer (Principal Executive Officer)	March 15, 2019
Badrinarayanan Kothandaraman

/s/ ERIC BRANDERIZ	Vice President and Chief Financial Officer (Principal Financial Officer)	March 15, 2019
Eric Branderiz

/s/ MANDY YANG	Vice President, Chief Accounting Officer and Treasurer (Principal Accounting Officer)	March 15, 2019
Mandy Yang

/s/ STEVEN J. GOMO	Director	March 15, 2019
Steven J. Gomo

/s/ BENJAMIN KORTLANG	Director	March 15, 2019
Benjamin Kortlang

/s/ RICHARD MORA	Director	March 15, 2019
Richard Mora

/s/ THURMAN JOHN RODGERS	Director	March 15, 2019
Thurman John Rodgers